UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2005 (December 6, 2005)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-10.1 BRIDGE LOAN AGREEMENT
EX-10.2 UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

Item 1.01. Entry into a Material Definitive Agreement.
On December 6, 2005, Windrose Medical Properties Trust (“Windrose”) and Windrose Medical Properties, L.P. (the “Partnership”), the operating partnership of Windrose, entered into a senior unsecured bridge loan agreement with KeyBank National Association, as a lender and as administrative agent, and the other lending institutions that may become parties to the bridge loan agreement. Under the bridge loan agreement, the lenders have committed to make loans to the Partnership, as the borrower, in an aggregate amount of up to $20.0 million. The Partnership’s obligations under the bridge loan are guaranteed by Windrose pursuant to an unconditional guarantee dated December 6, 2005. Copies of the bridge loan agreement and the unconditional guarantee are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein. The descriptions of the bridge loan agreement and the unconditional guarantee in this Item 1.01 are qualified in their entirety by the terms of the actual agreements filed as exhibits to this Current Report on Form 8-K.
The Partnership may begin drawing on the bridge loan on December 6, 2005. The lenders’ obligation to fund loan requests under the bridge loan terminate at 1:00 p.m. (Cleveland, Ohio time) on January 30, 2006. The bridge loan provides Windrose with additional flexibility in funding the cash portion of the purchase price of three properties that Windrose currently has under contract to acquire and for working capital purposes. The three properties are part of a 22 property portfolio that Windrose agreed to acquire pursuant to a Purchase and Sale Agreement, dated October 24, 2005, an Interest Purchase and Sale Agreement, dated October 24, 2005, and the Tempe Purchase and Sale Agreement, dated October 24, 2005. The Purchase and Sale Agreement and the Interest Purchase and Sale Agreement were filed as Exhibits 10.1 and 10.2, respectively, to Windrose’s Current Report on Form 8-K, filed on November 1, 2005. As of December 8, 2005, Windrose has completed the acquisition of 19 of the 22 properties in the portfolio.
Amounts borrowed under the bridge loan bear interest at either KeyBank’s base rate plus 150 basis points or at LIBOR plus 300 basis points. Until the stated maturity date, the Partnership is required to make interest only payments on any amounts drawn. The bridge loan has a maturity date of June 6, 2006, subject to the Company’s right to extend the maturity date to September 6, 2006. The Partnership may prepay any outstanding amounts under the bridge loan without fees or penalties, subject to the payment of certain costs and expenses associated with the prepayment of any LIBOR rate loans.
The Partnership’s ability to borrow under the bridge loan agreement is subject to the Company’s ongoing compliance with a number of financial and other covenants. The bridge loan agreement also contains customary events of default, including a cross default provision and a change of control provision. In the event of a default, all obligations of the Partnership under the bridge loan agreement may be declared immediately due and payable. For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable automatically. During an event of default, a default interest rate equal to 200 basis points over the otherwise applicable interest rate will apply to all outstanding loans until such loans are repaid in full.
Item 8.01. Other Events.
On December 6, 2005, the Partnership requested a $10.0 million LIBOR loan under the bridge loan described in Item 1.01 above.

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Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1 -
Bridge Loan Agreement dated December 6, 2005, by and among Windrose Medical Properties, L.P., Windrose Medical Properties Trust, KeyBank National Association, individually and as agent, and the other lending institutions that may become parties thereto.

10.2 -	Unconditional Guaranty of Payment and Performance dated December 6, 2005, by and between Windrose Medical Properties Trust and KeyBank National Association, as agent.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST (Registrant)
Date: December 9, 2005	By:	/s/ Daniel R. Loftus
Daniel R. Loftus
Executive Vice President, Secretary and General Counsel

WINDROSE MEDICAL PROPERTIES TRUST
INDEX TO EXHIBITS

No.	Description
10.1
Bridge Loan Agreement dated December 6, 2005, by and among Windrose Medical Properties, L.P., Windrose Medical Properties Trust, KeyBank National Association, individually and as agent, and the other lending institutions that may become parties thereto.

10.2	Unconditional Guaranty of Payment and Performance dated December 6, 2005, by and between Windrose Medical Properties Trust and KeyBank National Association, as agent.